                                                       EXHIBIT 10(e)(ii)



                         CABOT CORPORATION

             SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN



                             PREAMBLE
                             --------

        A supplemental employee stock ownership program was

authorized by a vote of the Board of Directors of Cabot

Corporation (the "Corporation") effective as of September 9, 1988

(as from time to time thereafter amended and in effect, the

"Supplemental ESOP").

     The purpose of this Supplemental ESOP is to provide benefits to a designated group of managers who are highly compensated employees of the

Corporation or its subsidiaries, supplemental to benefits provided under the

Cabot Corporation Employee Stock Ownership Plan (the "ESOP").  The terms of the

Supplemental ESOP as amended and restated and set forth herein are effective as of September 9, 1988; provided, that nothing herein shall be deemed to affect the payment or computation of benefits in pay status on (or distributed in full prior to) the date of this restatement.

                            SECTION 1

                           Definitions
                           -----------

     When used herein, the words and phrases defined shall have the following meanings unless a different meaning is clearly required by the context.  Terms used herein which are defined in

Section 1 of the ESOP shall have the meanings assigned to them in the ESOP unless a different meaning is set forth below.

     1.1.  "Beneficiary" means the individual(s) or entity(ies)

entitled under Section 3.6 below to receive any benefits

hereunder upon the death of a Supplemental ESOP Participant.

     1.2.  "Change in Control" has the same meaning as in the

Cabot Retirement Incentive Savings Plan.

     1.3.  "Committee" means the Compensation Committee of the

Board of Directors, or its delegates.

     1.5.  "Retirement" means termination of employment with the

Affiliated Employers following attainment by the Supplemental

ESOP Participant of his or her Early Retirement Date or Normal

Retirement Date.  An individual whose employment has terminated by reason of Retirement shall be treated as having "Retired".

     1.6.  "Supplemental ESOP Participant" has the meaning

provided in Section 2 below.

                                   SECTION 2

        2.1. PARTICIPATION.  Those Participants in the ESOP whose

base salary for any year (as determined by the Committee), before reduction for deferrals (if any) under the Cabot Retirement

Incentive Savings Plan, nonqualified Deferred Compensation Plan,

or any salary reduction under Section 125 of the Code, equals or exceeds the dollar limitation applicable to such year under

Section 401(a)(17) of the Code, shall be eligible to participate in and accrue benefits under this Supplemental ESOP.  For

purposes of Section 3(36) of the ERISA, the Supplemental ESOP

shall be treated as two separate plans, one of which will be deemed to provide only benefits (if any) in excess of the

limitations of Section 415 of the Code.

                             SECTION 3
                              Benefits
                              --------

        3.1.  CREDITS TO MEMORANDUM ACCOUNTS.

          (a)  As soon as practicable after the last business day

     of each Plan Quarter, the Committee shall accrue to a

     memorandum account maintained by the Corporation, for each

     Supplemental ESOP Participant, an amount equal to the amount that would have been allocated to the Supplemental ESOP

     Participant's account under Section 7.5 of the ESOP had the limitations of Sections 401(a)(17) and 415 of the Code and the corresponding limitations under the ESOP not applied,

     and had allocations been based on Compensation increased by deferrals (if any) under the Corporation's nonqualified

     Deferred Compensation Plan, such amount to be reduced by the amount which is actually allocated to the Supplemental ESOP

     Participant's account in the ESOP with respect to such Plan

     Quarter.  Amounts accrued under each memorandum account

     shall be converted to units and treated as if invested in

     shares of common stock of the Corporation, except as

     provided in Sections 3.1(b) and 3.1(c) hereof.

          (b)  From and after the date of a Change in Control,

     each memorandum account shall be treated as if invested in a fixed-income vehicle earning interest at the rate earned by the most currently issued 10-year U.S. Treasury Notes;

     provided, that this paragraph shall operate to change the

     basis for measuring investment return on memorandum accounts

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     upon a Change in Control only if such change would then be consistent with continued exemption of interests hereunder from the definition of "derivative securities" under Rule

     16a-1(c) promulgated under the Securities Exchange Act of

     1934, as amended (or any successor Rule).

          (c)  Beginning as of the Valuation Date next following

     the Supplemental ESOP Participant's termination of

     employment, the Supplemental ESOP Participant's memorandum account shall be treated as if invested (i) in a fixed-

     income vehicle earning interest at the rate earned by the

     most currently issued 10-year U.S. Treasury Notes on the

     date of reference, or (ii) on such other reasonable basis

     (other than one related to or derived from the common stock of the Corporation) as the Committee shall determine from

     time to time.  The interest rate shall be determined and

     interest accrued as of each Valuation Date until all amounts have been paid to or on behalf of the Supplemental ESOP

     Participant.

        3.2.  AMOUNT, FORM AND TIMING OF BENEFIT PAYMENTS.

             (a)  In the event of a Supplemental ESOP Participant's

     termination of employment with the Affiliated Employers

     (other than by reason of death or becoming a Disabled

     Participant, or Retirement), his or her vested balance under the Supplemental ESOP shall commence to be paid as soon as practicable on or after his or her benefit commencement date under the ESOP in the form of 40 quarterly installments, each installment calculated by dividing the unpaid vested balance, valued as of the preceding Valuation Date, by the number of installments remaining to be paid; provided,

     however, that the Committee in its discretion may accelerate payment of all or any portion of the account if it

     determines such acceleration to be in the interests of the

     Corporation.  For purposes of this paragraph, the vested

     balance of any Supplemental ESOP Participant shall be the

     product of (i) the balance of his or her memorandum account determined under Section 3.1, times (ii) his or her

     applicable vesting percentage as determined under Section

     8.5 of the ESOP.

          (b)  In the event a Supplemental ESOP Participant becomes a Disabled

     Participant or Retires, the balance of his or her memorandum account determined under Section 3.1 shall be distributed at the same time and in the same manner (i.e., in a lump sum or in installments) as the

     Supplemental ESOP Participant's ESOP account; provided, that (i) if the

     Supplemental ESOP Participant elects a lump sum payment form under the

     ESOP, such election shall be effective for purposes of this Supplemental

     ESOP only with the consent of the Committee (and absent such consent the

     Supplemental ESOP Participant's memorandum account hereunder shall be paid in 40 quarterly installments as described in paragraph (a)); and

     (ii) if the Supplemental ESOP Participant elects an installment distribution under the ESOP and if the balance of his or her memorandum account hereunder at Retirement (or at the time he or she becomes a Disabled Participant) is

     less than $50,000, the Committee may distribute the account in a lump sum (or on some other accelerated basis)

     notwithstanding the Supplemental ESOP Participant's election under the ESOP.

          (c)  In the event the employment of a Supplemental ESOP

     Participant terminates by reason of death, the balance of

     his or her memorandum account determined under Section 3.1 shall be paid in a single sum to the Supplemental ESOP

     Participant's Beneficiary as soon as practicable after

     receipt by the Supplemental ESOP Participant's Affiliated

     Employer of notice of the Supplemental ESOP Participant's

     death.

          (d)  If a Supplemental ESOP Participant described in

     paragraph (a) or (b) dies prior to the complete distribution of his or her vested benefit, the remaining installments

     shall be paid to his or her Beneficiary; PROVIDED, that upon application by such Beneficiary showing financial hardship or other adequate cause as determined by the Committee in

     its sole discretion, the Committee may cause the remaining balance in the decedent's memorandum account to be paid in a lump sum to the Beneficiary in complete satisfaction of any remaining benefit obligation to such Beneficiary hereunder.

          (e)  If the Supplemental ESOP Participant elects to

     roll over his or her vested ESOP benefit to the

     Corporation's Cash Balance Plan, the vested balance of his or her memorandum account hereunder shall be treated as

     having been transferred to the Corporation's nonqualified

     plan maintained as a supplement to the Corporation's Cash

     Balance Plan, and paid in accordance with the terms of that supplemental plan.

          (f)  All amounts payable hereunder shall be paid in

     cash only.

        3.3.  NATURE OF ACCOUNT.  The memorandum account

maintained by the Corporation for a Supplemental ESOP Participant

shall be a book-entry account only, shall hold no actual shares of Stock and shall represent no interest in or ownership of any

Stock.  Supplemental ESOP Participants shall have no voting

rights or any other shareholder rights by reason of participation in this Supplemental ESOP.

        3.4.  NO PAYMENT WHILE EMPLOYED.  No amounts accrued

hereunder on behalf of a Supplemental ESOP Participant may be distributed prior to his or her benefit commencement date under the ESOP, or death, as the case may be.  If a Supplemental ESOP

Participant whose employment has terminated returns to the employ of the Affiliated Employers, any benefits remaining to be paid to such Supplemental ESOP Participant shall be suspended during the period of reemployment.  Upon his or her subsequent termination of employment, the Supplemental ESOP Participant's memorandum account shall be payable in accordance with the rules set forth in Section 3.2 above.

        3.5.  BENEFITS UNFUNDED.  This Supplemental ESOP

shall not be construed to create a trust of any kind or a

fiduciary relationship between any Affiliated Employer and a

Supplemental ESOP Participant.  Neither Supplemental ESOP

Participants nor their Beneficiaries, nor any other person, shall have any rights against any Affiliated Employer or its assets in respect of any benefits hereunder, other than rights as general

creditors.   Nothing in this Section 3.5, however, shall preclude

the Corporation or any Affiliated Employer from establishing and funding a trust for the purpose of paying benefits hereunder, if such trust's assets are subject to the claims of the

Corporation's or Affiliated Employer's general creditors in the event of the Affiliated Employer's bankruptcy or insolvency.

        3.6.  DESIGNATION OF BENEFICIARY.  A Supplemental ESOP Participant may

designate, in writing, one or more Beneficiaries under this Supplemental ESOP,

who may be the same as or different than those named under the ESOP to receive benefits, if any, payable upon the Supplemental ESOP Participant's death;

provided, that in the case of a Supplemental ESOP Participant who is married at time of death, the Supplemental ESOP Participant's surviving spouse shall be treated as the sole Beneficiary unless he or she has consented (in accordance with procedures similar to those in the ESOP relating to spousal consent) to the designation of one or more other Beneficiaries.  In the absence of any Beneficiary so designated, benefits payable following death shall be paid to the Supplemental ESOP Participant's surviving spouse, if any; if none, to such person or persons (including the decedent's estate) as are designated to receive any benefits remaining to be paid under the ESOP; or if none of the foregoing,

to such person or persons as shall be designated by the

Committee.

                             SECTION 4

                        Certain Forfeitures
                        -------------------

        4.1.  TERMINATION FOR CAUSE.  Notwithstanding anything to

the contrary in this Supplemental ESOP, benefits payable

hereunder shall be forfeited by the Supplemental ESOP Participant if the Supplemental ESOP Participant's termination of employment was requested by an Affiliated Employer and the termination was determined by the Committee to be for "cause."  For purposes of this Supplemental ESOP, "cause" shall mean any action or failure to act by the Supplemental ESOP Participant which the Committee in its sole discretion determines to have constituted negligence or misconduct in the performance of the Supplemental ESOP

Participant's duty to the Affiliated Employer.  Notwithstanding the foregoing provisions of this Section 4.1, in respect of any termination of a Supplemental ESOP Participant's employment

requested by his or her Affiliated Employer within the three-year period immediately following a Change in Control, "cause" shall mean only (i) the willful and continued failure by the

Supplemental ESOP Participant to substantially perform his or her duties with the Affiliated Employer, after a written demand for substantial performance is delivered to the Supplemental ESOP

Participant by the Affiliated Employer which demand specifies the manner in which the Affiliated Employer believes that the

Supplemental ESOP Participant has not substantially performed the

Supplemental ESOP Participant's duties, or (ii) the willful

engaging by the Supplemental ESOP Participant in conduct which is demonstrably and materially injurious to the Affiliated Employer,

monetarily or otherwise.  For purposes of clauses (i) and (ii) of the preceding sentence, no act, or failure to act, on the

Supplemental ESOP Participant's part shall be deemed "willful"

unless done, or omitted to be done, by the Supplemental ESOP

Participant not in good faith and without reasonable belief that the Supplemental ESOP Participant's act or failure to act was in the best interest of the Participating Employer.

        4.2.  OTHER TERMINATIONS OF EMPLOYMENT.  In the event of a

Supplemental ESOP Participant's termination of employment other than by reason of death or Retirement or after becoming a

Disabled Participant, that portion of his or her memorandum

account balance, if any, that is not payable under Section 3.2 shall be promptly forfeited.  If such Supplemental ESOP

Participant is later reemployed by the Affiliated Employers under circumstances entitling him or her to a restoration of all or a portion of his or her account balance under the ESOP, the

Committee shall make an appropriate corresponding restorative adjustment to his or her memorandum account hereunder.

                             SECTION 5

                           Administration
                           --------------

        5.1.  DUTIES OF COMMITTEE.  This Supplemental ESOP shall be administered by the Committee in accordance with its terms and purposes.  The Committee shall determine, in accordance with

Section 3 hereunder, the amount and manner of payment of the benefits due to or on behalf of each Supplemental ESOP

Participant from this Supplemental ESOP and shall cause them to be paid by the Corporation accordingly.  The Committee may

delegate its powers, duties and responsibilities to one or more individuals (including in the Committee's discretion employees of one or more Affiliated Employers) or one or more committees of such individuals.

        5.2.  FINALITY OF DECISION.  The decisions made by and the actions taken by the Committee in the administration of this

Supplemental ESOP shall be final and conclusive with respect to all persons, and neither the Committee nor individual members thereof, nor its or their delegates hereunder, shall be subject to individual liability with respect to this Supplemental ESOP.

        5.3.  BENEFIT CLAIMS; APPEAL AND REVIEW.

          (a)  If any person believes that he or she is being

     denied any rights or benefits under this Supplemental ESOP,

     such person may file a claim in writing with the Committee.

     The Committee will notify such person of its decision with respect to such claim in writing.  If such claim is denied by the Committee, such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for denial, (ii) specific

     reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review.  Notification of Committee decisions

     with respect to claims will be given within 90 days after

     the claim is received by the Committee (or within 180 days,

     if special circumstances require an extension of time for

     processing the claim, and if written notice of such

     extension and circumstances is given to such person within the initial 90-day period).  If such notification is not

     given within such period, the claim will be considered

     denied as of the last day of such period and such person may request a review of his or her claim.

          (b)  Within 60 days after the date on which a person

     receives a written notice of a denied claim (or, if

     applicable, within 60 days after the date on which such

     denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a

     written request with the Committee for a review of his or

     her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee.  The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent

     ESOP provisions.  The decision on review will be made within

     60 days after the request for review is received by the

     Committee (or within 120 days, if special circumstances

     require an extension of time for processing the request,

     such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is

     given to such person within the initial 60-day period).  If the decision on review is not made within such period, the claim will be considered denied.

                             SECTION 6

                     Amendment and Termination
                     -------------------------

        6.1.  AMENDMENT AND TERMINATION.  While the Corporation

intends to maintain this Supplemental ESOP in conjunction with

ESOP for as long as it deems necessary, the Board of Directors reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate; PROVIDED, that no such amendment shall reduce the balance of any Supplemental ESOP

Participant's memorandum account as of the Valuation Date next preceding the date of such amendment.  Amendments affecting the accrual of benefits hereunder in respect of Supplemental ESOP

Participants who are subject to the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934, as amended,

may be made no more frequently than once every six (6) months.

Notwithstanding any other provision hereunder, during the three-

year period immediately following a Change in Control, this

Supplemental ESOP may not be terminated, altered or amended in a way that would decrease future accrual of, eligibility for, or entitlement to, benefits hereunder.  This Section 6.1 may not be altered or amended during that same three-year period in any way except with the prior written consent of all of the then

Supplemental ESOP Participants.

                             SECTION 7

                           Miscellaneous
                           -------------

        7.1.  NO EMPLOYMENT RIGHTS.  Nothing contained in this

Supplemental ESOP shall be construed as a contract of employment between any Affiliated Employer and a Supplemental ESOP

Participant, or as giving any Supplemental ESOP Participant the right to be continued in the employment of an Affiliated

Employer, or as a limitation of the right of an Affiliated

Employer to discharge any Supplemental ESOP Participants, with or without cause.

        7.2.  ASSIGNMENT.  Subject to the provisions of this

Supplemental ESOP relating to payment of benefits upon the death of a Supplemental ESOP Participant, the benefits payable under this Supplemental ESOP may not be assigned, alienated,

transferred, pledged, or encumbered.

        7.3.  WITHHOLDING, ETC.  Benefits payable under this Supplemental ESOP shall be subject to all applicable federal, state or other tax withholding requirements.  To the extent any amount credited hereunder to a Supplemental

ESOP Participant's account is treated as "wages" for FICA/Medicare or FUTA tax purposes on a current basis (or when vested), rather than when distributed, all as determined by the Committee, then the Committee shall require that the

Supplemental ESOP Participant either (i) timely pay such taxes in cash by separate check to his or her Affiliated Employer, or (ii) make other arrangements satisfactory to such Affiliated Employer (e.g., additional withholding from other wage payments) for the payment of such taxes.  To the extent a Supplemental ESOP Participant fails to pay or provide for such taxes as required, the Committee may suspend the Supplemental ESOP Participant's participation in the

Supplemental ESOP or reduce amounts credited or to be credited hereunder.

        7.4.  SCHEDULES.  The Committee may by Schedule modify the benefits available hereunder to one or more specified

individuals.  The provisions of each such Schedule shall, with respect to the individual or individuals thereby affected, be deemed a part of the Supplemental ESOP and shall be incorporated herein.

        7.5.  LAW APPLICABLE.  This Supplemental ESOP shall

be construed in accordance with the laws of the Commonwealth of

Massachusetts.

     IN WITNESS WHEREOF, this instrument is executed this 20th

day of December, 1994.

                                                 CABOT CORPORATION

                                               By  /s/ Karen M. Morrissey
                                                   ___________________________
                                                       Vice President

                                   SCHEDULE A
                                       TO
                   Supplemental Employee Stock Ownership Plan


     Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more
Supplemental ESOP Participants.

     NOW, THEREFORE, the Supplemental ESOP is hereby amended as follows:

        1.   "Schedule A Participant" shall mean Samuel W. Bodman.

        2. Amount of benefits. Effective January 1, 1987, for the Schedule A Participant, his total benefit determined under Sections 3.1 and
             3.3 of the Supplemental ESOP shall be equal to two times the benefit which would otherwise be provided under those Sections.

     IN WITNESS WHEREOF, this Schedule A is executed this twentieth day of December, 1994.


                                                       CABOT CORPORATION



                                                     By  /s/ Karen M. Morrissey
                                                         ______________________
                                                             Vice President

                                   SCHEDULE B
                                       TO
                   Supplemental Employee Stock Ownership Plan


     Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more
Supplemental ESOP Participants.

     NOW, THEREFORE, the Supplemental ESOP is hereby amended as follows:

        1.   "Schedule B Participant" shall mean Kennett F. Burnes.

        2. Amount of benefits. Effective November 12, 1987, for the Schedule B Participant, his total benefit determined under Sections 3.1 and 3.3 of the Supplemental ESOP shall be equal to two times the benefit which would otherwise be provided under those Sections.

     IN WITNESS WHEREOF, this Schedule B is executed this twentieth day of December, 1994.


                                                       CABOT CORPORATION



                                                     By  /s/ Karen M. Morrissey
                                                         ______________________
                                                              Vice President

                                   Schedule C
                                       TO
                   Supplemental Employee Stock Ownership Plan


     Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more
Supplemental ESOP Participants.

     NOW, THEREFORE, the Supplemental ESOP is hereby amended as follows:

        1.   "Schedule C Participant" shall mean John D. Curtin, Jr.

        2. Amount of benefits. Effective June 1, 1989, for the Schedule C Participant, his total benefit determined under Sections 3.1 and 3.3 of the Supplemental ESOP shall be equal to two times the benefit which would otherwise be provided under those Sections.

     IN WITNESS WHEREOF, this Schedule C is executed this twentieth day of December, 1994.


                                                       CABOT CORPORATION



                                                     By  /s/ Karen M. Morrissey
                                                         ______________________
                                                             Vice President

                                   SCHEDULE D
                                       TO
                   Supplemental Employee Stock Ownership Plan


     Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more
Supplemental ESOP Participants.

     NOW, THEREFORE, the Supplemental ESOP is hereby amended as follows:

        1.   "Schedule D Participant" shall mean Kenyon D. Gilson.

        2. Amount of benefits. Effective August 1, 1989, for the Schedule D Participant, his total benefit determined under Sections 3.1 and 3.3 of the Supplemental ESOP shall be equal to two times the benefit which would otherwise be provided under those Sections.

     IN WITNESS WHEREOF, this Schedule D is executed this twentieth day of December, 1994.


                                                       CABOT CORPORATION



                                                     By  /s/ Karen M. Morrissey
                                                         ______________________
                                                              Vice President

                                   SCHEDULE E
                                       TO
                   Supplemental Employee Stock Ownership Plan


     Effective May 13, 1994, the Board of Directors deemed it advisable to provide certain additional benefits to one or more
Supplemental ESOP Participants.

     NOW, THEREFORE, the Supplemental ESOP is hereby amended as follows:

        1.   "Schedule E Participant" shall mean Robert Rothberg.

        2. Amount of benefits. Effective October 18, 1993, after completion of a three year Period of Service with Cabot Corporation as determined under the Cabot Corporation Employee Stock Ownership Plan, for the Schedule E Participant, his total benefit determined under Sections 3.1 and 3.3 of the Supplemental ESOP shall be equal to two times the benefit which would otherwise be provided under those Sections.

     IN WITNESS WHEREOF, this Schedule E is executed this twentieth day of December, 1994.


                                                       CABOT CORPORATION



                                                     By  /s/ Karen M. Morrissey
                                                         ______________________
                                                              Vice President